UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2010

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2010, MedQuist Inc. (the "Company") entered into a Trade Name License Agreement (the "License Agreement") with CBaySystems Holdings Limited ("CBay"), pursuant to which MedQuist has granted CBay a license to use the "MedQuist" trade name to identify CBay’s corporate entity in connection with CBay becoming a publicly-traded company in the United States, to identify the corporate entities which are CBay’s subsidiaries and to identify products and services of CBay and its subsidiaries other than the Company. The Company and CBay believe that CBay’s use of the "MedQuist" trade name by CBay for the permitted uses will mutually benefit both parties. The license is a personal, non-exclusive, non-assignable, non-sublicensable (other than to subsidiaries of CBay) limited license to use, reproduce and display the "MedQuist" trade name, including as trademarks, domain names or other source indicators, in connection with the naming of CBay’s corporate entity and the corporate entities which are subsidiaries of the CBay (other than the Company) and the conduct by CBay and its subsidiaries (other than the Company) of their respective businesses. The term of trade name license commenced on November 23, 2010 and will continue until (i) CBay’s termination of the License Agreement for any reason upon written notice to the Company, (ii) terminated by the Company if CBay fails or refuses to perform any obligation created by the License Agreement or CBay breaches the License Agreement and such failure, refusal or breach is not cured within 30 calendar days following notice from the Company, or (iii) automatically terminated, without the need for notice or opportunity to cure, should any of the following occur: (A) CBay becomes bankrupt, (B) CBay ceases to beneficially own a majority of the voting power of the Company’s outstanding common stock, or (C) the termination of the Sales & Services Agreement dated March 9, 2010 between CBay Systems & Services, Inc. and MedQuist Transcriptions, Ltd., as amended pursuant to Amendment No. 1 to the Sales and Services Agreement dated July 26, 2010.

A copy of the License Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CBay is the parent of the Company’s majority shareholder, CBay Inc., which owns approximately 69.5% of the Company’s outstanding common stock. The Audit Committee of our board of directors has been charged with the responsibility of approving or ratifying all related party transactions. To ensure that the terms of the related party transactions are not less favorable than what would be obtained in an arm’s-length transaction, the material terms and conditions of the License Agreement were reviewed and approved by the Audit Committee pursuant to the our Related Party Transaction Policy. The Audit Committee is comprised solely of independent directors, none of whom have an interest in any of the related party transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The attached Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

December 1, 2010	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Trade Name License Agreement dated November 23, 2010 by and between MedQuist Inc. and CBaySystems Holdings Limited